UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 23, 2009
Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans
On November 23, 2009, Rent-A-Center, Inc. (the “Company”) received a notice from the Rent-A-Center, Inc. 401(k) Retirement Savings Plan (the “U.S. Plan”) that the U.S. Plan would be spinning off the accounts of the Company’s employees in Puerto Rico to a new plan, the Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees (the “P.R. Plan”) effective January 1, 2010. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The spin-off involves transferring the funds of the Company’s employees in Puerto Rico held in the U.S. Plan to a new trustee and recordkeeper for the P.R. Plan, Banco Popular. In connection with the spin-off, the Company’s employees in Puerto Rico who currently hold accounts in the U.S. Plan will temporarily be unable to direct or diversify investments in their individual accounts, obtain a loan from either the U.S. Plan or the P.R. Plan, or obtain a distribution or withdrawal from either the U.S. Plan or the P.R. Plan. These restrictions are expected to be in effect from December 23, 2009 until the week of January 18, 2010 (the “Blackout Period”).
The Blackout Period is necessary in order to effect the spin off of the accounts of the Company’s employees in Puerto Rico to the P.R. Plan and transfer the funds to a new trustee and new recordkeeper, Banco Popular.
During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information regarding the Blackout Period by contacting the Company’s Benefits Department at 5501 Headquarters Drive, Plano, Texas 75024 or at (800) 275-2696, to which all inquiries regarding the Blackout Period should be directed.
Item 9.01 Financial Statement and Exhibits
99.1	Notice of blackout period provided to the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: November 24, 2009	By:	/s/ Robert D. Davis
		Name:	Robert D. Davis
		Title:	Executive Vice President — Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Notice of blackout period provided to the Company.

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